                                                                   EXHIBIT 10.35


                              EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into this 17th day of November, 2000 (the "Execution Date") by and among JDN REALTY CORPORATION, a Maryland corporation (hereinafter, the "Company") and CRAIG MACNAB (hereinafter, "Executive"), to be effective as of the Effective Date, as defined in Section 1.

                                   BACKGROUND
                                   ----------

          WHEREAS, Executive currently serves as the Chief Executive Officer of the Company, and has served in this capacity since April 2, 2000; and

          WHEREAS, the Executive desires to continue to be employed by the Company, and the Company desires to continue to employ the Executive, pursuant to the terms, conditions and covenants hereinafter set forth in this Agreement.

          NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Effective Date.  The effective date of this Agreement (the "Effective
         --------------
Date") will be April 2, 2000.

     2.  Employment.  Executive is employed effective as of the Effective Date
         ----------
as the Chief Executive Officer of the Company. In his capacity as Chief Executive Officer of the Company, Executive shall have the responsibilities outlined in the Company's Bylaws and such other responsibilities commensurate with such position as shall be assigned to him by the Board of Directors of the Company, which shall be consistent with the responsibilities of similarly situated executives of comparable companies in similar lines of business. In his capacity as Chief Executive Officer of the Company, Executive will report directly to the Board of Directors.

     3.  Employment Period.  Unless earlier terminated in accordance with
         -----------------
Section 7 hereof, Executive's employment shall be for a two (2) year term (the "Employment Period"), beginning on the Effective Date.

     4.  Extent of Service.  During the Employment Period, and excluding any
         -----------------
periods of vacation and sick leave to which Executive is entitled, Executive agrees to devote his business time, attention, skill and efforts exclusively to the faithful performance of his duties hereunder; provided, however, that it
                                                  --------  -------
shall not be a violation of this Agreement for Executive to (i) devote reasonable periods of time to charitable and community activities and, with the approval of the Company, industry or professional activities, and/or (ii) manage personal business interests and investments, so long as such activities do not materially interfere with the performance of Executive's responsibilities under this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by Executive prior to the date of this Agreement (as to which activities Executive has given written notice to the Company prior to execution of this Agreement), the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of Executive's responsibilities hereunder.

     5.   Compensation and Benefits.
          -------------------------

          (a)  Base Salary.  During the Employment Period, the Company will
               -----------
pay to Executive a base salary of $384,000 for the period April 2, 2000 through April 1, 2001 ("Base Salary"), less normal withholdings, payable in equal monthly or more frequent installments as are customary under the Company's payroll practices from time to time. Prior to April 1, 2001, the Compensation Committee of the Board of Directors of the Company shall review Executive's Base Salary and in its sole discretion, subject to approval of the Board of Directors of the Company, may increase Executive's Base Salary for the period April 1, 2001 through April 1, 2002. The annual review of Executive's salary by the Board will consider, among other things, Executive's own performance and the Company's performance.

          (b)  Incentive, Savings and Retirement Plans.  During the Employment
               ---------------------------------------
Period, Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to senior executive officers of the Company. Without limiting the foregoing, the following shall apply:

               (i)    Bonuses.  During the Employment Period, Executive will be
                      -------
entitled to an annual bonus of up to 100% of his Base Salary for such year, based on performance criteria established by the Compensation Committee of the Board of Directors of the Company, which criteria shall not be changed after established by the Committee and agreed to by the Executive.

               (ii)   Stock Options.  On the Execution Date of this Agreement,
                      -------------
Executive will be granted options to acquire 150,000 shares of the common stock of the Company (the "Options"), at a per-share exercise price of $_______, the closing price of the stock on the Execution Date. Options for 43,750 shares will vest and be immediately exercisable on the Execution Date, and options for the remaining 106,250 shares will vest and become exercisable in equal monthly installments over the remainder of the Employment Period. Any unexercised options shall expire ten years from the Execution Date.

               (iii)  Restricted Stock. On the Execution Date of this
                      ----------------
Agreement, the Executive shall be awarded a total of 115,000 shares of restricted common stock of the Company (the "Restricted Shares"), 33,542 of which will be vested as of the Execution Date, but shall not be transferable until January 1, 2001, and the remaining 81,458 of which will vest and become transferable in equal monthly installments over the remainder

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of the Employment Period. Executive shall receive dividends on such restricted shares regardless of vesting.

               (iv) Upon the occurrence of (i) a Change in Control; (ii) a Termination Other Than for Cause; (iii) the Executive's death; or (iv) the Executive's disability as defined by Section 7(c), any unvested Options and Restricted Shares shall immediately become fully vested, and any restrictions on the transferability of the Restricted Shares shall lapse.

               (v) The Company will amend the Plans for the non-qualified stock options and restricted stock in Sections (ii) and (iii) above to eliminate the current limitation under the Plan on the Executive's ability to sell or otherwise dispose of such securities for six (6) months from the Date of Grant. The Company will take all steps reasonable and necessary to effectuate the foregoing.

          (c)  Welfare Benefit Plans.  During the Employment Period, Executive
               ---------------------
and Executive's eligible dependents shall be eligible for participation in, and shall receive all benefits under, the welfare benefit plans, practices, policies and programs provided by Company (including, without limitation, medical, prescription, dental, disability, Executive life, group life, accidental death and travel accident insurance plans and programs) ("Welfare Plans") to the extent applicable generally to other similarly situated executives of Company.

          (d)  Expenses.  During the Employment Period, Executive shall be
               --------
entitled to receive prompt reimbursement for all reasonable expenses incurred by Executive in accordance with the policies, practices and procedures of Company. In addition, the Executive shall be entitled to receive reimbursement for up to $10,000 in legal expenses incurred in connection with the negotiation and execution of this Agreement.

          (e)  Vacation.  During the Employment Period, Executive will be
               --------
entitled to three weeks' paid vacation each twelve months.

          (f)  Offices.  During the Employment Period, Executive shall have a
               -------
private office, secretarial assistance and such other facilities and services as are suitable to his position and appropriate for the performance of his duties.

          (g)  Automobile.  The Company shall provide the Executive with an
               ----------
automobile suitable to his position and appropriate for the performance of his duties. The Company shall pay the operating expenses of such automobile for the sole use of the Executive.

          (h)  Air Travel.  The Company's business requires the Executive to
               ----------
commute between Nashville, Tennessee, and Atlanta, Georgia. The Company shall reimburse the Executive for all air travel during the Employment Period between Nashville and Atlanta, at applicable coach fares so long as Executive maintains his primary residence in Nashville, Tennessee. The Executive shall use his reasonable best

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efforts to arrange for advance booking for all such air travel and to take advantage of any reduced fares available for additional nights' stay-overs to the extent his duties on behalf of the Company permit; provided, however, that the Company shall reimburse the Executive for business fares to the extent no coach fare seat is available at a time when the Executive is required to travel between Atlanta and Nashville on behalf of the Company.

         (i)  Apartment.  The Company shall provide the Executive with a
              ---------
furnished apartment in Atlanta, Georgia, for his use during the term of his employment hereunder. The Company shall pay rent (in an amount not to exceed $2,500.00 per month), renter's insurance, utilities, and any security deposit for such apartment, which shall be selected by the Executive. At the Executive's request, the Company shall lease the apartment and make it available to the Executive, or the Company shall guarantee the lease without recourse (by contribution, subrogation, or otherwise) to the Executive.

     6.  Change in Control.  For the purposes of this Agreement, a "Change
         -----------------
in Control" shall mean the earlier of (i) the date on which individuals who constitute the Board as of the Execution Date (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, (ii) the effective date of a sale of all or substantially all the Company's assets, other than to a wholly-owned subsidiary of the Company, (iii) the effective date of a merger or consolidation of the Company into or with any other entity other than a wholly-owned subsidiary, in which the Company is not the surviving entity; or
(iv) the effective date of a statutory share exchange of the outstanding shares of the Company's stock. Any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director, and no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the 1934 Act) ("Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of any "person" (as such term is defined in Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) and 14(d)(2) of the 1934 Act) other than the Board ("Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director.

     7.  Termination of Employment.
         -------------------------

         (a) Termination for Cause.  "Termination For Cause," as hereinafter
             ---------------------
defined, may be effected by the Company at any time during the Employment Period by written notification to the Executive. Upon Termination For Cause, the Executive shall immediately be paid all accrued salary, bonus compensation for the prior year to the extent earned and remaining unpaid, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which the Executive is a participant to the full extent of the Executive's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Executive in connection with his duties hereunder, all to the date of termination. Executive shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation. "Termination for Cause" shall mean termination by the Company of the Executive's employment by the Company by reason of the Executive's willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to the Company or by reason of the Executive's willful material breach of this Agreement which has resulted in material injury to the Company.

        (b) Termination Other than for Cause.  Notwithstanding any other
            --------------------------------
provisions of this Agreement, the Company may effect a "Termination Other than for Cause," as hereinafter defined, at any time upon giving written notice to the Executive of such termination. Upon any Termination Other than for Cause, the Executive shall immediately be paid (i) all accrued salary, bonus compensation for the prior year to the extent earned and remaining unpaid, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which the Executive is a participant to the full extent of the Executive's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Executive in connection with his duties hereunder, all to the date of termination; (ii) any earned bonus for the year of termination, to be determined and computed in accordance with the performance criteria established by the Compensation Committee pursuant to paragraph 5(b)(i), prorated for Executive's days of service during the year of termination; and (iii) all severance compensation provided in Section 8(a). "Termination Other than for Cause" shall mean termination by the Company of the Executive's employment by the Company other than a termination pursuant to Section 7(a), (c), (d), (e), or (f) herein.

        (c) Termination by Reason of Disability.  If, during the Employment
            -----------------------------------
Period, the Executive, in the reasonable judgment of the Board of Directors, has failed to perform the essential functions of his regular duties under this Agreement on account of illness or physical or mental incapacity, and such illness or incapacity continues for a period of more than twelve (12) consecutive months, the Company shall have the right to terminate the Executive's employment hereunder by written notification to the Executive and payment to the Executive of (i) all accrued salary, bonus compensation for the prior year to the extent earned and remaining unpaid, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plans), any benefits under any plans of the Company in which the Executive is a participant to the full extent of the Executive's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Executive in connection with his duties hereunder, all to the date of termination, with the exception of medical and dental benefits which shall continue through the expiration of the Employment Period; and (ii) any earned bonus for the year of such termination, to be determined and computed in accordance with the performance criteria established by the Compensation Committee pursuant to paragraph 5(b)(i), prorated for the Executive's days of service during the year of the termination. The Executive shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

        (d) Death. In the event of the Executive's death during the term of this
            -----
Agreement, the Executive's employment shall be deemed to have terminated as of the last day of the month during which his death occurs and the Company shall pay to his estate or such beneficiaries as the Executive may from time to time designate (i) all accrued salary, bonus compensation for the prior year to the extent earned and remaining unpaid, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which the Executive is a participant to the full extent of Executive's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Executive in connection with his duties hereunder, all to the date of termination; and (ii) any earned bonus for the year of the termination, to be determined and computed in accordance with the performance criteria established by the Compensation Committee pursuant to (S)5(b)(i), prorated for days of service during the year of the termination. The Executive's estate shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

        (e) Voluntary Termination. In the event of a "Voluntary Termination,"
            ---------------------
as hereinafter defined, the Company shall immediately pay (i) all accrued salary, bonus compensation for the prior year to the extent earned and remaining unpaid, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plans), any benefits under any plans of the Company in which the Executive is a participant to the full extent of the Executive's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Executive in connection with his duties hereunder, all to the date of termination; and (ii) any earned bonus for the year of termination, to be determined and computed in accordance with the performance criteria established by the Compensation Committee pursuant to paragraph 5(b)(i), prorated for the days of the Executive's service during the year of termination. Executive shall not be paid any other compensation or reimbursement of any kind, including without, limitation, severance compensation. "Voluntary Termination" shall mean termination of Executive's employment by Executive's voluntary resignation from the Company, excluding any Termination Upon Change in Control.

        (f) Termination Upon a Change in Control. In the event of a "Termination
            ------------------------------------
Upon a Change in Control," as hereinafter defined, the Executive shall immediately be paid (i) all accrued salary, bonus compensation for the prior year to the extent earned and remaining unpaid, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plans), any benefits under any plans of the Company in which Executive is a participant to the full extent of the Executive's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Executive in connection with his duties hereunder, all to the date of termination, (ii) any earned bonus for the year of termination, to be determined and computed in accordance with the performance criteria established by the Compensation Committee pursuant to paragraph 5(b)(i), prorated for the days of

Executive's service during the year of termination; and (iii) all severance compensation provided in Section 8(a). "Termination Upon a Change in Control" shall mean (i) a termination by the Executive or the Company (excluding a Termination For Cause) of the Executive's employment with the Company following a "Change in Control," as herein defined, or (ii) a Termination Other Than For Cause by the Company which occurs (a) at any time during which the Company is in active negotiations with respect to a transaction which constitutes a Change in Control and which closes during the Employment Period, or (b) within 120 days prior to a Change in Control.

         (g) Notice of Termination. The Company or the Executive may effect a
             ---------------------
termination of the Executive's employment pursuant to the provisions of this section 7 upon giving thirty (30) days' written notice to the other party of such termination.

     8.  Obligations of the Company Upon Termination.
         -------------------------------------------

         (a) Termination Upon Change in Control or Termination Other than for
             ----------------------------------------------------------------
Cause.  In the event the Executive's employment is terminated in a Termination
-----
Upon Change in Control or a Termination Other than for Cause, the Executive shall be paid the following as severance compensation:

             (i) If there is a Termination upon Change in Control on or prior to December 31, 2000, the Company shall pay the Executive an amount equal to one and one-half times the amount of one year's salary, computed at the rate of the Base Salary applicable under (S)5(a) as of the effective date of the termination. Such amount shall be payable within thirty days after the effective date of the Termination upon Change in Control.

             (ii) If there is a Termination upon Change in Control after December 31, 2000, the Company shall pay to Executive an amount equal to the sum of (i) one year's salary computed at the rate of the Base Salary applicable under (S)5(a) as of the effective date of the termination, plus (ii) the amount equal to the bonus earned by the Executive in the year immediately preceding the date of such termination, which bonus shall be annualized for 2000 if such termination occurs in 2001, and the actual bonus earned for 2001, if such termination occurs in 2002. Such amount shall be payable within thirty days after the effective date of the Termination upon Change in Control.

             (iii) If there is a Termination Other Than for Cause prior to the expiration of the Employment Period, the Company shall pay the Executive an amount equal to his Base Salary for the period beginning at the time of such termination and ending on the second anniversary of the Effective Date. This amount shall be paid within thirty (30) days after termination.

        (b)  Termination Upon Any Other Event. In the event of a Voluntary
             --------------------------------
Termination, Termination For Cause, termination by reason of the Executive's disability pursuant to Section 7(c) or termination by reason of the Executive's death pursuant to Section 7(d), the Executive or his estate shall not be paid any severance compensation.

     9.   Certain Additional Payments by the Company.
          ------------------------------------------

          (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it is determined that any payment or distribution by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 9) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

          (b) Subject to the provisions of Section 9(c), all determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Company's regular independent accounting firm or such other certified public accounting firm reasonably acceptable to Executive as may be designated by the Company (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive promptly after the receipt of notice that a Payment is due to be made. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this
Section 9, shall be paid by the Company to Executive promptly following the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to
Section 9(c) and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive.

          (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment (or an additional Gross-Up Payment). Such notification shall be given as soon as practicable but no later than ten business days after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:

               (i) give the Company any information reasonably requested by the Company relating to such claim,

               (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

               (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

               (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation of the foregoing provisions of this
Section 9(c), the Company shall control all proceedings taken in connection with such contest (to the extent applicable to the Excise Tax and the Gross-Up Payment) and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that
                                                       --------  -------
if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (d) If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 9(c), Executive becomes entitled to receive any refund with respect to such claim, Executive shall (subject to the Company's complying with the requirements of Section 9(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 9(c), a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     10.  Representations and Warranties.  Executive hereby represents and
          ------------------------------
warrants to the Company that Executive is not a party to, or otherwise subject to, any covenant not to compete with any person or entity, and Executive's execution of this Agreement and performance of his obligations hereunder will not violate the terms or conditions of any contract or obligation, written or oral, between Executive and any other person or entity.

     11.  Restrictions on Conduct of Executive.
          ------------------------------------

          (a) General.  Executive and the Company understand and agree that the
              -------
purpose of the provisions of this Section is to protect legitimate business interests of the Company, as more fully described below, and is not intended to eliminate Executive's post-employment competition with the Company per se, nor is it intended to impair or infringe upon Executive's right to work, earn a living, or acquire and possess property from the fruits of his labor. Executive hereby acknowledges that the post-employment restrictions set forth in this Section are reasonable and that they do not, and will not, unduly impair his ability to earn a living after the termination of this Agreement. Therefore, subject to the limitations of reasonableness imposed by law, Executive shall be subject to the restrictions set forth in this Section.

          (b) Definitions.  The following capitalized terms used in this Section
              -----------
shall have the meanings assigned to them below, which definitions shall apply to both the singular and the plural forms of such terms:

              "Competitive Services" means the business of owning, developing, leasing, or managing shopping center properties.

              "Confidential Information" means all information regarding the Company, its activities, business or clients that is the subject of reasonable efforts by the Company to maintain its confidentiality and that is not generally disclosed by practice or authority to persons not employed by the Company, but that does not rise to the level of a Trade Secret. "Confidential Information" shall include, but is not limited to, the following information concerning the Company, its activities, business, or clients: financial plans and data; management planning information; business plans; operational methods; market studies; marketing plans or strategies; product development techniques or plans; customer lists; details of customer contracts; current and anticipated customer requirements; past, current and planned research and development; business acquisition plans; and new personnel acquisition plans. "Confidential Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of the Company, or which is obtained from any person who has the right to disclose such information without violating any right or privilege of the Company. This definition shall not limit any definition of "confidential information" or any equivalent term under state or federal law.

          "Determination Date" means the date of termination of Executive's employment with the Company for any reason whatsoever or any earlier date (during the Employment Period) of an alleged breach of the Restrictive Covenants by Executive.

          "Person" means any individual or any corporation, partnership, joint venture, limited liability company, association or other entity or enterprise.

          "Principal or Representative" means a principal, owner, partner, shareholder, joint venturer, investor, member, trustee, director, officer, manager, Executive, agent, representative or consultant.

          "Protected Customer" means each customer listed on Exhibit A hereto.
                                                             ---------

          "Protected Employees" means all employees (other than administrative personnel) of the Company or its subsidiaries or affiliates who were employed by the Company or its subsidiaries or affiliates at any time within six (6) months prior to the Determination Date.

          "Restricted Period" means the Employment Period and a period extending one (1) year from the termination of Executive's employment with the Company.

          "Restrictive Covenants" means the restrictive covenants contained in
Section 11(c) hereof.

          "Trade Secret" means all information, without regard to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, distribution lists or a list of actual or potential customers, advertisers or suppliers which is not commonly known by or available to the public and which information: (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Without limiting the foregoing, Trade Secret means any item of confidential information that constitutes a "trade secret(s)" under the common law or statutory law of the State of Georgia.

     (c)  Restrictive Covenants.
          ---------------------

          (i)   Restriction on Disclosure and Use of Confidential Information
                -------------------------------------------------------------
and Trade Secrets.  Executive understands and agrees that the Confidential
-----------------
Information and Trade Secrets constitute valuable assets of the Company and its affiliated entities, and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that Executive shall not, directly or indirectly, at any time during the Restricted Period reveal, divulge, or disclose to any Person not expressly authorized by the Company any Confidential Information, and Executive shall not, directly or indirectly, at any time during the Restricted Period use or make use of any Confidential Information in connection with any business activity other than that of the Company.
Throughout the term of this Agreement and at all times after the date that this Agreement terminates for any reason, Executive shall not directly or indirectly transmit or disclose any Trade Secret of the Company to any Person, and shall not make use of any such Trade Secret, directly or indirectly, for himself or for others, without the prior written consent of the Company. The parties acknowledge and agree that this Agreement is not intended to, and does not, alter either the Company's rights or Executive's obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices.

          Anything herein to the contrary notwithstanding, Executive shall not be restricted from disclosing or using Confidential Information that is required to be disclosed by law, court order or other legal process; provided, however,
                                                            --------  -------
that in the event disclosure is required by law, Executive shall provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such required disclosure by Executive.

          (ii)  Nonsolicitation of Protected Executives.  Executive understands
                ---------------------------------------
and agrees that the relationship between the Company and each of its Protected Employees constitutes a valuable asset of the Company and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that during the Restricted Period Executive shall not directly or indirectly on Executive's own behalf or as a Principal or Representative of any Person or otherwise solicit or induce any Protected Employee to terminate his or his employment relationship with the Company or to enter into employment with any other Person.

          (iii) Restriction on Relationships with Protected Customers.
                -----------------------------------------------------
Executive understands and agrees that the relationship between the Company and each of its Protected Customers constitutes a valuable asset of the Company and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that, during the Restricted Period, Executive shall not, without the prior written consent of the Company, directly or indirectly, on Executive's own behalf or as a Principal or Representative of any Person, solicit, divert, take away or attempt to solicit, divert or take away a Protected Customer for the purpose of offering or providing Competitive Services; provided, however, that this section shall not apply to Executive in the event of a Termination other than for Cause or a Termination Upon Change in Control.

     (d)  Enforcement of Restrictive Covenants.
          ------------------------------------

          (i)   Rights and Remedies Upon Breach.  In the event Executive
                -------------------------------
breaches, or threatens to commit a breach of, any of the provisions of the Restrictive Covenants, the Company shall have the following rights and remedies, which shall be independent of any others and severally enforceable, and shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity:

                (A) the right and remedy to enjoin, preliminarily and permanently, Executive from violating or threatening to violate the Restrictive Covenants and to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company; and

                (B) the right and remedy to require Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Executive as the result of any transactions constituting a breach of the Restrictive Covenants.

          (ii)  Severability of Covenants.  Executive acknowledges and agrees
                -------------------------
that the Restrictive Covenants are reasonable and valid in time and scope and in all other respects. The covenants set forth in this Agreement shall be considered and construed as separate and independent covenants. Should any part or provision of any covenant be held invalid, void or unenforceable in any court of competent jurisdiction, such invalidity, voidness or unenforceability shall not render invalid, void or unenforceable any other part or provision of this Agreement. If any portion of the foregoing provisions is found to be invalid or unenforceable by a court of competent jurisdiction because its duration, the territory, the definition of activities or the definition of information covered is considered to be invalid or unreasonable in scope, the invalid or unreasonable term shall be redefined, or a new enforceable term provided, such that the intent of the Company and Executive in agreeing to the provisions of this Agreement will not be impaired and the provision in question shall be enforceable to the fullest extent of the applicable laws.

          (iii) Reformation.  The parties hereunder agree that it is their
                -----------
intention that the Restrictive Covenants be enforced in accordance with their terms to the maximum extent possible under applicable law. The parties further agree that, in the event any court of competent jurisdiction shall find that any provision hereof is not enforceable in accordance with its terms, the court shall reform the Restrictive Covenants such that they shall be enforceable to the maximum extent permissible at law.

          (iv)  Elective Right of the Company.  In the event that Executive
                -----------------------------
challenges the enforceability of the Restrictive Covenants (or asserts an affirmative defense to an action seeking to enforce the Restrictive Covenants) based on an argument that the Restrictive Covenants are (x) not enforceable as a matter of law, (y) unreasonable in geographical scope or duration or (z) void as against public policy, the Company shall have the right to cease making the payments required under Section 8(a) above and, upon demand, to have Executive repay, within 10 business days of any such demand, any such payments already made. Any right afforded to, or exercised by, the Company hereunder shall in no way affect the enforceability of the Restrictive Covenants or any other right of the Company hereunder. Nothing in this Section 11 (d)(iv) shall be construed to preclude a challenge by Executive (or a defense against) the application of the Restrictive Covenants as to a particular set of facts and circumstances (as opposed to the arguments enumerated above).

     12. Arbitration.  Any claim or dispute arising under this Agreement shall
         -----------
be subject to binding arbitration before a single arbitrator in Atlanta, Georgia, and shall be conducted in accordance with the rules of the American Arbitration Association. The arbitrator shall be authorized to award both liquidated and actual damages, in addition to injunctive relief, but no punitive damages. Each party shall have the right to have the award made the judgment of a court of competent jurisdiction.

    13.  Indemnification.  The Company shall indemnify Executive in accordance
         ---------------
with the Company's Articles and Bylaws and an Indemnity Agreement by and between Executive and the Company substantially in the form of Exhibit A hereto.

    14.  Assignment and Successors.
         -------------------------

         (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

         (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

    15.   Miscellaneous.
          -------------

          (a) Waiver.  Failure of either party to insist, in one or more
              ------
instances, on performance by the other in strict accordance with the terms and conditions of this

Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

          (b) Severability.  If any provision or covenant, or any part thereof,
              ------------
of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

          (c) Other Agents.  Nothing in this Agreement is to be interpreted as
              ------------
limiting the Company from employing other personnel on such terms and conditions as may be satisfactory to it.

          (d) Entire Agreement.  Except as provided herein, this Agreement
              ----------------
contains the entire agreement between the Company and Executive with respect to the subject matter hereof and, from and after the Effective Date, this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof, including without limitation, the Prior Agreement.

          (e) Governing Law.  Except to the extent preempted by federal law, and
              -------------
without regard to conflict of laws principles, the laws of the State of Georgia shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

          (f) Notices.  All notices, requests, demands and other communications
              -------
required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or three days after mailing if mailed, first class, certified mail, postage prepaid:

           To Company:        JDN REALTY CORPORATION
                              359 East Paces Ferry Road, Suite 400
                              Atlanta, GA  30305
                              ATTN:  Chief Financial Officer

           With copies to:    John L. Latham, Esq.
                              Alston & Bird LLP
                              One Atlantic Center
                              1201 W. Peachtree St.
                              Atlanta, GA  30309-3424
                                     and
                              E. Marlee Mitchell, Esq.
                              Waller Lansden Dortch & Davis, PLLC
                              511 Union Street
                              Nashville, TN  37219-8966

           To Executive:      CRAIG MACNAB
                              428 Westview Avenue
                              Nashville, TN  37205

           With a copy to:    C. Christopher Trower, Esq.
                              electriclaw.com
                              3159 Rilman Road, N.W.
                              Atlanta, GA  30327-1503

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

          (g) Amendments and Modifications.  This Agreement may be amended or
              ----------------------------
modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.

          (h) Construction.  Each party and his or its counsel have reviewed
              ------------
this Agreement and have been provided the opportunity to revise this Agreement and accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Instead, the language of all parts of this Agreement shall be construed as a whole, and according to its fair meaning, and not strictly for or against either party.


                         [SIGNATURES ON FOLLOWING PAGE]

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Employment Agreement as of the date first above written.

                            JDN REALTY CORPORATION


                            By: /s/ John D. Harris, Jr.
                                -----------------------------
                                    John D. Harris, Jr.
                            Title:  CFO


                            EXECUTIVE:


                            /s/ Craig Macnab
                            ----------------
                            CRAIG MACNAB

                                  EXHIBIT "A"


Wal-Mart Stores, Inc, and its affiliates, including but not limited to Wal-Mart Stores, Inc. and Wal-Mart Real Estate Business Trust

Lowe's Companies, Inc., and its affiliates, including but not limited to Lowe's Companies, Inc. and Lowe's Home Centers, Inc.